Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of                              ,              (the “Date of Grant”), between Nine Energy Service, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Employee”).

1.Award.  Pursuant to the Amended and Restated Nine Energy Service, Inc. 2011 Stock Incentive Plan (the “Plan”), effective as of the Date of Grant, ____________ shares (the “Restricted Shares”) of Common Stock shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon and the terms and conditions set forth herein and in the Plan.  The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of the Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.  In the event of any conflict between the terms of this Agreement and the Plan, this Agreement shall control.

2.Definitions.  Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings assigned to such terms in the Plan.  In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)“Earned Shares” means the Restricted Shares following the lapse of the Forfeiture Restrictions with respect to such Restricted Shares pursuant to the terms and conditions of this Agreement and without the prior forfeiture of such Restricted Shares.

(b)“Securities Act” means the Securities Act of 1933, as amended.

3.Restricted Shares.  The Employee hereby accepts the Restricted Shares when issued on the terms and conditions set forth herein and in the Plan and agrees with respect thereto as follows:

(a)Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered, alienated or disposed of except as provided herein or in the Plan, and, in the event of the termination of the Employee’s employment with the Company for any reason whatsoever, the Employee shall, for no consideration, forfeit and surrender to the Company all of the Restricted Shares with respect to which the Forfeiture Restrictions (as defined below) have not lapsed in accordance with Section 3(b) as of the date of such termination.  The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of employment as provided in the immediately preceding sentence are herein referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b)Lapse of Forfeiture Restrictions.  Provided that the Employee remains continuously employed by the Company from the Date of Grant through the applicable vesting date(s) set forth in the following schedule, the Forfeiture Restrictions shall lapse with respect to a percentage of the Restricted Shares determined in accordance with the following schedule:

Vesting Date	Percentage of Total Number of Restricted Shares as to which the Forfeiture Restrictions Lapse

If the Employee’s employment with the Company terminates, then, regardless of the reason for such termination, the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed as of the date of termination in accordance with the preceding provisions of this Section 3(b) shall be forfeited and surrendered to the Company for no consideration as of the date of the termination of the Employee’s employment with the Company.

(c)Certificates.  A certificate evidencing the Restricted Shares shall be issued by the Company in the Employee’s name, pursuant to which the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends and other distributions; provided, however, that dividends and other distributions shall be subject to the Forfeiture Restrictions as described in Section 3(e) below.  Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than physical share certificates.  The Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares until the Forfeiture Restrictions have lapsed, and the Employee’s breach of the terms of this Agreement shall result in a forfeiture of the Restricted Shares without consideration.  The certificate, if any, evidencing the Restricted Shares shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse and the Restricted Shares become Earned Shares pursuant to the terms of the Plan and this Agreement.  At the Company’s request, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares.  Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Employee is a party) in the name of the Employee in exchange for the certificate evidencing the Restricted Shares or, as may be the case, the Company shall issue appropriate instructions to the transfer agent in the case of the Company’s use of the electronic, book-entry method.

(d)Corporate Acts.  The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, consolidation or other business combination of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.  The prohibitions of

Section 3(a) hereof shall not apply to the transfer of the Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapse of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates, if any, representing such stock, securities or other property shall be legended to reflect such restrictions.

(e)Dividends and Other Distributions.  Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Common Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping.  If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited.  If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to the Employee as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs).  Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

4.Withholding of Tax.  To the extent that the receipt of the Restricted Shares or Distributions or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state, local and/or foreign tax purposes, the Employee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, such number of shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its obligation under applicable tax or social security laws or regulations, and if the Employee fails to do so, the Company and its Affiliates are authorized to withhold, or cause to be withheld, from any cash or stock remuneration (including withholding any of the Restricted Shares or Earned Shares distributable to the Employee under this Agreement) then or thereafter payable to the Employee an amount equal to any tax or social security required to be withheld by reason of such resulting compensation income or wages, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation.  If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Shares surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding, or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion.  The Employee acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Restricted Shares or Distributions, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Shares pursuant to this Agreement.  The Employee represents that the Employee is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.  The Employee represents that the Employee has consulted with any tax consultants that the Employee deems advisable in connection with the issuance of the Restricted Shares.

5.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock (including Restricted Shares) will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock (including Restricted Shares) hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require the Employee to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. The Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable law.

In addition, the Employee agrees that (i) the certificates, if any, representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, the Plan and applicable law, (ii) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or of applicable law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

6.Employment Relationship.  For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of any of the Company, an Affiliate, or a corporation or other entity, or a parent or subsidiary of such corporation or other entity assuming or substituting a new restricted stock award for the Restricted Shares.  Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment with the Company at the time such entity or other organization that employs the Employee ceases to be considered an Affiliate within the meaning of that term as provided in the Plan such that, immediately following the termination of such “Affiliate” status, the Employee is no longer employed by the Company or any of its Affiliates.  Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or any such Affiliate, or any other entity, or affect in any way the right of the Employee or the Company or any such Affiliate, or any other entity to terminate the Employee’s employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company or any such Affiliate or other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company or any such Affiliate or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of the Employee’s employment with the Company or any such Affiliate or other entity, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding on all parties.

7.Confidentiality, Competition and Non-Solicitation.  The Employee expressly acknowledges and agrees that the Restricted Shares granted hereunder link the Employee’s interests to the Company’s long-term business interests and, in accepting the Restricted Shares granted herein, the Employee expressly agrees to be bound by the confidentiality, non-competition and non-solicitation covenants set forth in Exhibit A attached hereto, and the Employee expressly acknowledges and affirms that the Restricted Shares would not be granted to the Employee if the Employee had not agreed to be bound by such covenants.

8.Headings; References; Interpretation.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including Exhibit A attached hereto, and not to any particular provision of this Agreement.  All references herein to Sections and Exhibit A shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and Exhibit A attached hereto.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

9.Notices.  Any notices or other communications provided for in this Agreement shall be in writing.  In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by certified mail, return receipt requested, to the Employee at the Employee’s last known address on file with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

10.Binding Effect; Survival.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.  The provisions of Section  5 shall survive the lapse of the Forfeiture Restrictions.

11.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby; provided¸ however, that: (i) the terms of this Agreement shall not modify (and shall be subject to the terms and conditions of) any employment or severance agreement between the Company (or an Affiliate or other entity) and the Employee in effect as of the date a determination is to be made under this Agreement; (ii) the terms of Exhibit A are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company (or an Affiliate) and the Employee with respect to confidentiality, non-disclosure, non-competition or non-solicitation; and (iii) if the Employee has entered into any written agreement with the Company, Nine Energy Service, LLC or any other Affiliate regarding the arbitration of disputes (such agreement, an “Arbitration Agreement”), then this Agreement shall be subject to the dispute resolution procedures set forth in the Arbitration Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Employee shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.

12.Clawback.  Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted or amended by the Board or the Committee from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

13.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signatures on the following page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

NINE ENERGY SERVICE, INC.

By:
Ann G. Fox
President and Chief Executive Officer

EMPLOYEE

SPOUSAL CONSENT

The Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and the Employee’s marital relationship for any reason shall not have the effect of removing any of the Restricted Shares or Earned Shares otherwise subject to this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse

Exhibit A

Confidentiality, Non-Solicitation and Non-Competition covenants

1.Definitions.  As used in this Exhibit A, the following terms shall have the meanings set forth in this Section 1.  Capitalized terms used herein and not defined in this Section 1 shall have the meanings set forth in the Restricted Stock Agreement to which this Exhibit A is attached (the “Restricted Stock Agreement”).

(a)“Business” means: (i) for the period of time in which the Employee is employed by any member of the Company Group, the provision and sale of the products and services provided by the Company Group during such period and other products and services that are functionally equivalent to the foregoing; and (ii) for the period of time within the Prohibited Period in which the Employee is not employed by any member of the Company Group, the provision and sale of the products and services that were provided by  the Company Group during the 12-month period prior to the date on which the Employee ceased to be employed by any member of the Company Group and other products and services that are functionally equivalent to the foregoing.  The Business includes for purposes of both clauses (i) and (ii): (A) the provision of equipment and services used in the completion of wells for the production of oil and natural gas (including cementing, wireline and coiled tubing services), and (B) the provision of production enhancement and well workover services and the sale or rental of equipment relating thereto in connection with the production of oil and natural gas.

(b)“Company Group” means, collectively, the Company and each of its direct and indirect subsidiaries and other Affiliates: (i) that employs or engages the Employee; or (ii) about which the Employee obtains Confidential Information.

(c)“Competing Business” means any business, individual, partnership, firm, corporation or other entity (other than any member of the Company Group) that engages in, or is preparing to engage in, the Business in the Restricted Area.

(d)“Confidential Information” means any and all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Company or any other member of the Company Group. Confidential Information includes, regardless of whether such information or materials are expressly identified or marked as confidential or proprietary, and whether or not patentable: (i) technical information and materials of the Company or another member of the Company Group; (ii) business information and materials of any member of the Company Group (including all such information relating to corporate opportunities, strategies, business plans, product specifications, compositions, manufacturing and distribution methods and processes, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or production, marketing and merchandising techniques, prospective names and marks); (iii) any information or material that gives any member of the Company Group an advantage with respect to its competitors by virtue of not being known by those competitors; and (iv) other valuable, confidential information and materials or trade secrets of the Company or

Exhibit A-1

any other member of the Company Group.  Notwithstanding the foregoing, Confidential Information shall not include information that (A) is already properly in the public domain or enters the public domain with the express consent of the Company or another member of the Company Group, or (B) is intentionally made available by the Company or another member of the Company Group to third parties without any expectation of confidentiality.

(e)“Governmental Authorities” means any governmental or regulatory agency, entity, or official(s).

(f)“Prohibited Period” means the definition of “Prohibited Period” (or a similar term) used in the Employee’s employment agreement, or, if the Employee does not have an employment agreement that defines “Prohibited Period” (or a similar term), then Prohibited Period means the period during which the Employee is employed by any member of the Company Group and a period of 12 months following the date that the Employee is no longer employed by any member of the Company Group.

(g)“Restricted Area” means the geographic areas set forth on Appendix A hereto and any other geographic area within a 100-mile radius of any other location where any member of the Company Group conducts or has material plans to conduct the Business and the Employee has direct or indirect responsibilities for, or Confidential Information about, such Business.

2.Protection of Confidential Information.

(a)In the course of the Employee’s employment or engagement with the Company or the other members of the Company Group, the Employee will be provided with, and will have access to, Confidential Information.  The Employee acknowledges that Confidential Information has been and will be developed or acquired by the Company or other members of the Company Group through the expenditure of substantial time, effort and money and provides the Company or other members of the Company Group with an advantage over competitors who do not know or use such Confidential Information.

(b)The Employee agrees to preserve and protect the confidentiality of all Confidential Information.  The Employee promises that the Employee will not, at any time during or after the period that the Employee is employed or engaged by any member of the Company Group, make any unauthorized disclosure of, Confidential Information, or make any use thereof, except, in each case, in the carrying out of the Employee’s responsibilities to a member of the Company Group.

(c)Notwithstanding the foregoing, the Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law. Further, nothing in this Exhibit A shall prohibit or restrict the Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to the Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or

Exhibit A-2

(iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.  Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made to the Employee’s attorney in relation to a lawsuit for retaliation against the Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Agreement require the Employee to obtain prior authorization from any member of the Company Group before engaging in any conduct described in this Section 2, or to notify any member of the Company Group that the Employee has engaged in any such conduct.

3.Non-Competition And Non-Solicitation.  The Employee and the Company agree to the provisions of this Section 3 as a condition of, and as an express incentive for the Company to enter into, the Restricted Stock Agreement and to issue the Restricted Shares thereunder.  The Employee expressly acknowledges and agrees that the issuance of the Restricted Shares creates an additional incentive for the Employee to increase the value of the Company’s interests that are worthy of protection through the non-competition and non-solicitation provisions of this Section 3.  The Employee further acknowledges that the issuance of the Restricted Shares further aligns the Employee’s interests with the Company’s and the other Company Group members’ long-term business interests, and that the restrictions set forth in this Section 3 are reasonably related to the Company’s and the other Company Group members’ interest in protecting its goodwill.  In addition, the Employee acknowledges that the restrictions that the Employee agrees to herein are necessary to protect the Company’s and the other Company Group members’ additional legitimate business interests, including the protection of the Confidential Information.  The Employee and the Company agree that the non-competition and non-solicitation provisions of this Section 3 are a material inducement for the Company to issue the Restricted Shares and for the Employee to receive, and to be provided access to, Confidential Information in the course of the Employee’s employment.

(a)The Employee expressly covenants and agrees that, during the Prohibited Period, the Employee will not, directly or indirectly:

(i)Carry on or engage in any business that is competitive with, or similar to, that of any member of the Company Group in the Restricted Area.  Accordingly, the Employee covenants and agrees that the Employee will not, directly or indirectly, own, manage, operate, join, become an employee of, partner in, owner or member of (or an independent contractor to), control or participate in, be connected with or otherwise be affiliated with any business, individual, partnership, firm, corporation or other entity which constitutes a Competing Business in the Restricted Area, as the Employee expressly agrees that each of the foregoing activities would represent carrying on or engaging in a business similar to (or the same as) a member of the Company Group, as prohibited by this Section 3(a)(i); provided, however, that this Section 3(a)(i) will not prevent the Employee from being affiliated with a diversified entity that is a Competing Business, so long as: (A) the Employee’s responsibilities for and with respect to such entity do not directly or indirectly involve the Business; and (B) the Employee does not violate any of the terms of Section 2 above in the course of such affiliation;

Exhibit A-3

(ii)Solicit, canvass, approach, encourage, entice or induce: (A) any employee of, or individual acting as a consultant to, any member of the Company Group to terminate his or her employment or engagement with any member of the Company Group; or (B) any customer or supplier of any member of the Company Group to cease or lessen such customer’s or supplier’s business with the Company Group.

(iii)Notwithstanding the foregoing, during the portion of the Prohibited Period that follows the date on which the Employee is no longer employed by any member of the Company Group, the above-referenced limitations in Sections 3(a)(i) and 3(a)(ii)(B) shall not apply in those portions of the Restricted Area located within the State of Oklahoma.  Instead, the Employee agrees that, during such period, the restrictions on the Employee’s activities within those portions of the Restricted Area located within the State of Oklahoma (in addition to those restrictions set forth in Section 3(a)(ii)(A) and Section 2 above) shall be as follows: during the Prohibited Period, the Employee will not directly or indirectly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company or any other member of the Company Group.

(b)Notwithstanding the restrictions contained in Section 3(a)(i), the Employee may own an aggregate of not more than 5% of the outstanding stock or other equity security of any class of any publicly traded entity that is a Competing Business, if such stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 3(a)(i), provided that neither the Employee nor any of the Employee’s affiliates have the power, directly or indirectly, to control or direct the management or affairs of any such publicly traded entity and they are not otherwise involved in the management of such publicly traded entity.

(c)The Employee and the Company agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth above are reasonable in all respects and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company Group.  The Employee represents that the Employee has read and understands, and agrees to be bound by, the terms of this Exhibit A.  The Employee understands that the foregoing restrictions may limit the Employee’s ability to engage in certain businesses anywhere in the Restricted Area during the Prohibited Period, but acknowledges that the Employee will receive sufficient consideration to justify such restriction and that the Employee’s skills are such that the Employee can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent the Employee from earning a living.  Nevertheless, if any of the aforesaid restrictions are found by a court or arbitrator of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court or arbitrator making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.  By agreeing to this contractual modification prospectively at this time, the Company and the Employee intend to make this Exhibit A enforceable under the law or laws of all applicable jurisdictions so that the entire agreement not to compete and this Exhibit A as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

Exhibit A-4

4.Right to Injunction.  The Employee acknowledges that the Employee’s violation or threatened or attempted violation of the covenants contained in this Exhibit A will cause irreparable harm to the Company Group and that money damages would not be a sufficient remedy for any breach of these covenants.  The Employee agrees that the Company and the other members of the Company Group shall be entitled as a matter of right to seek specific performance of the covenants in this Exhibit A, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Exhibit A, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by the Employee or others acting on the Employee’s behalf, without any showing of irreparable harm and without any showing that the Company does not have an adequate remedy at law.  Such remedies shall be in addition to all other remedies available to the Company and the other members of the Company Group, at law and equity.

5.Miscellaneous.

(a)Severability.  If any term, provision, covenant or condition of this Exhibit A (or any part thereof) is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Exhibit A (and parts thereof) shall not in any way be affected, impaired or invalidated.

(b)Survival.  The Employee’s obligations under this Exhibit A shall survive the date that the Employee is no longer employed or engaged by any member of the Company Group, regardless of the reason that such relationship ends.

(c)Restricted Stock Agreement.  This Exhibit A shall be subject to the provisions of Sections 6, 8, 9, 10, 11 and 13 of the Restricted Stock Agreement, which provisions are hereby incorporated by reference as a part of this Exhibit A.

(d)Third Party Beneficiaries.  Each member of the Company Group that is not a signatory hereto shall be a third party beneficiary of the Employee’s representations, commitments, covenants, and obligations under this Exhibit A and shall have the right to enforce this Exhibit A as if a party hereto.

[Remainder of Page Intentionally Blank]

Exhibit A-5

APPENDIX A

RESTRICTED AREA

The following States: Colorado, Montana, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, West Virginia and Wyoming

Appendix A